UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2026

Joby Aviation, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware			001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 ENCINAL STREET

SANTA CRUZ	,	California		95060
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: 831 201-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
Entry into Loan Agreement
On March 6, 2026, 1669 Capstone Way, LLC (“PropCo”), a Delaware limited liability company and wholly-owned subsidiary of Joby Aero, Inc. (“Aero”), and an indirect wholly-owned subsidiary of Joby Aviation, Inc., (the “Company”), entered into a Loan Agreement (“Loan Agreement”) with B UL LLC (“Lender”), pursuant to which Lender agreed to lend to PropCo and PropCo agreed to borrow from Lender $30,750,000 (the “Loan”) in connection with the acquisition of property described below in Item 2.01 (the “Property”). Aero is the sole owner of PropCo, through a separate wholly-owned subsidiary, 1669 Capstone Holdco, LLC (“HoldCo”), a Delaware limited liability company.
The Loan Agreement provides the terms of the Loan, which is a senior, secured, non-revolving loan, to be used by PropCo solely for the purpose of acquiring the Property. The Loan is secured by (i) a mortgage over the Property granted by PropCo in favor of Lender, and (ii) an accommodation pledge granted by HoldCo, in favor of Lender, of its membership interest in PropCo. The Loan Agreement contains customary representations, warranties and both affirmative and negative covenants with negotiated exceptions. The Loan Agreement also contains customary events of default, such as payment defaults, failure to maintain the single purpose entity status of PropCo and HoldCo, inaccuracy of representations and warranties, bankruptcy and insolvency events, the transfer of ownership in the Property to third parties, and the failure to observe the negative covenants and certain other covenants related to the operation of the Property.
The Loan is evidenced by a standard promissory note, and is an interest-only loan with a ten (10) year term, without a specified extension option. Interest on the Loan accrues at a fixed rate based on the ten year treasury yield rate plus a negotiated margin. The Loan may be prepaid at any time, subject to negotiated prepayment charges.
In connection with its pledge to Lender of the membership interests in PropCo, HoldCo has provided a guaranty to Lender regarding payment of the Loan. HoldCo has no assets other than its membership interest in PropCo. In addition, Aero has provided Lender (i) a customary non-recourse carveout guaranty, pursuant to which Aero indemnifies Lender for certain losses resulting from actions solely within the control of Aero, and (ii) a typical environmental indemnity in favor of Lender.
PropCo is required by Lender to fund ongoing reserves for property taxes and insurance premiums relating to the Property.
The Loan is not subject to the approval of the Company’s shareholders.
The foregoing description of the Loan Agreement and Loan is a summary and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
On March 6, 2026, Aero completed the previously disclosed purchase of certain real property, improvements and other assets (the “Property”) from Capstone STS, LLC, a Texas limited liability company, for a purchase price of $61,500,000 (the “Purchase Price”).
The Property consists of approximately 728,000 square feet located at 1669 Capstone Way, Vandalia, Ohio.
The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 under the heading “Entry into Loan Agreement” above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Loan Agreement dated March 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	March 11, 2026	By:	/s/ Rodrigo Brumana
		Name:	Rodrigo Brumana
		Title:	Chief Financial Officer